As filed with the Securities and Exchange Commission on November 5, 2013

Registration No. 333-190997

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRESTWOOD MIDSTREAM PARTNERS LP*

CRESTWOOD MIDSTREAM FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	5960	20-1647837
Delaware	5960	46-1429970
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

700 Louisiana Street Suite 2060 Houston, Texas 77002 (832) 519-2200	Michael J. Campbell Two Brush Creek Boulevard Suite 200 Kansas City, Missouri 64112 (816) 842-8181
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

*	Includes certain subsidiaries of Crestwood Midstream Partners LP identified on the following pages.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Arlington Storage Company, LLC

(Exact name of registrant as specified in its charter)

Delaware	26-1179687
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Central New York Oil And Gas Company, L.L.C.

(Exact name of registrant as specified in its charter)

New York	76-0519844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Finger Lakes LPG Storage, LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3143796
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Inergy Gas Marketing, LLC

(Exact name of registrant as specified in its charter)

Delaware	70-620818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Inergy Pipeline East, LLC

(Exact name of registrant as specified in its charter)

Delaware	27-1995912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Inergy Storage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3143861
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

US Salt, LLC

(Exact name of registrant as specified in its charter)

Delaware	59-3525498
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Inergy Crude Logistics, LLC

(Exact name of registrant as specified in its charter)

Delaware	30-0585080
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Inergy Terminals, LLC

(Exact name of registrant as specified in its charter)

Delaware	27-4762190
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Inergy Dakota Pipeline, LLC

(Exact name of registrant as specified in its charter)

Delaware	27-4761975
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Inergy Midstream Operations, LLC

(Exact name of registrant as specified in its charter)

Delaware	37-1709059
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Crestwood Marcellus Pipeline LLC

(Exact name of registrant as specified in its charter)

Delaware	45-4622133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Crestwood Gas Services Operating LLC

(Exact name of registrant as specified in its charter)

Delaware	39-2051803
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Crestwood Gas Services Operating GP LLC

(Exact name of registrant as specified in its charter)

Delaware	39-2051802
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Cowtown Gas Processing Partners L.P.

(Exact name of registrant as specified in its charter)

Texas	86-1165664
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Cowtown Pipeline Partners L.P.

(Exact name of registrant as specified in its charter)

Texas	86-1165661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Crestwood New Mexico Pipeline LLC

(Exact name of registrant as specified in its charter)

Texas	27-5328296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Crestwood Pipeline LLC

(Exact name of registrant as specified in its charter)

Texas	27-5413970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Crestwood Panhandle Pipeline LLC

(Exact name of registrant as specified in its charter)

Texas	27-5413782
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Crestwood Arkansas Pipeline LLC

(Exact name of registrant as specified in its charter)

Texas	27-5413868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Crestwood Sabine Pipeline LLC

(Exact name of registrant as specified in its charter)

Texas	26-4566870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Sabine Treating, LLC

(Exact name of registrant as specified in its charter)

Texas	27-1183772
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Crestwood Appalachia Pipeline LLC

(Exact name of registrant as specified in its charter)

Texas	45-4102847
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Crestwood Ohio Midstream Pipeline LLC

(Exact name of registrant as specified in its charter)

Delaware	46-2279892
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Crestwood Marcellus Midstream LLC

(Exact name of registrant as specified in its charter)

Delaware	45-4623727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

E. Marcellus Asset Company, LLC

(Exact name of registrant as specified in its charter)

Delaware	46-2362188
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Explanatory Note

The Registrants are filing this Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-4 (Registration Statement No. 333-190997) to include additional information with respect to the indemnification of directors and officers in accordance with Item 702 of Regulation S-K. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Crestwood Midstream GP LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Crestwood Midstream GP LLC (“CMGP”), the general partner of Crestwood Midstream LP, provides that CMGP will, to the extent deemed advisable by CMGP’s board of directors, indemnify any person who is or was an officer or director of CMGP, the record holder of CMGP’s voting shares, and any person who is or was an officer, director or affiliate of the record holder of CMGP’s voting shares, from liabilities arising by reason of such person’s status, provided that the indemnitee acted in good faith and in a manner which such indemnitee believed to be in, or not opposed to, the best interests of CMGP and, with respect to any criminal proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. Such liabilities include any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts. Officers and directors of CMGP are also indemnified by Crestwood Midstream LP, as described below.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling CMGP pursuant to the foregoing provisions, CMGP has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Crestwood Midstream LP

Section 17-108 of the Delaware Revised Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The partnership agreement of Crestwood Midstream LP provides that, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partners;

•	any departing general partner;

•	any person who is or was an affiliate of our general partners or any departing general partner;

•

any person who is or was a member, partner, officer, director employee, agent or trustee of our general partners or any departing general partner or any affiliate of our general partners or any departing general partner; or

•

any person who is or was serving at the request of our general partners or any departing general partners or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent or trustee of another person.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Any indemnification under these provisions will only be out of our assets. Our general partners will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Crestwood Midstream Partners LP pursuant to the foregoing provisions, Crestwood Midstream Partners LP has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Crestwood Midstream Finance Corp.

Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a Delaware corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Any indemnification under subsections (a) and (b) of section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of section 145 of the DGCL. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that a Delaware corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under section 145 of the DGCL. Also, the bylaws of Crestwood Midstream Finance Corp. provide for the indemnification of directors and officers of and such directors and officers who serve at the request of the company as directors, officers, employees or agents of any other enterprise against certain liabilities under certain circumstances.

The general effect of Section 145 of the General Corporation Law of the State of Delaware and Crestwood Midstream Finance Corp.’s charter documents is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Crestwood Midstream Finance Corp. pursuant to the foregoing provisions, Crestwood Midstream Finance Corp. has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Central New York Oil and Gas Company, L.L.C.

Central New York Oil and Gas Company, L.L.C. is formed under the laws of the State of New York. Section 420 of the New York Limited Liability Company Law provides that a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes: (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

The Limited Liability Company Agreement of Central New York Oil and Gas Company, L.L.C. provides, to the fullest extent authorized by the New York Limited Liability Company Law, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Texas Registrants

Pursuant to Section 1.106 of the Texas Business Organizations Code (the “TBOC”), the indemnification provisions set forth in the TBOC are applicable to most entities established in the state of Texas, including corporations, limited liability companies and limited partnerships. Under Section 8.002 of the TBOC, unless a Texas limited liability company adopts the general indemnification provisions of the TBOC, described below, those provisions are not applicable to a Texas limited liability company.

Pursuant to Section 8.051 of the TBOC, an enterprise must indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person was a respondent because the person is or was a governing person if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Sections 8.101 and 8.102 of the TBOC, any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which such person was a respondent if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) the person acted in good faith, (ii) reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, (iii) in the case of a criminal proceeding, such person did not have a reasonable cause to believe that the person’s conduct was unlawful and (iv) that the indemnification should be paid. Indemnification of a person who is found to be liable to the enterprise is limited to reasonable expenses actually incurred by the person in connection with the proceeding and does not include judgments, penalties or fines, except for certain circumstances where indemnification cannot be given at all. Pursuant to Section 8.105 of the TBOC, an enterprise may indemnify an officer, employee or agent to the same extent that indemnification is required under the TBOC for a governing person or as provided in the enterprise’s governing documents, general or specific action of the enterprise’s governing authority, contract or by other means.

Texas Limited Liability Companies

Pursuant to Section 101.402 of the TBOC, a Texas limited liability company may indemnify a member, manager or officer of a limited liability company, pay in advance or reimburse expenses incurred by a member, manager or officer and establish and maintain insurance or another arrangement to indemnify or hold harmless a member, manager or officer.

The limited liability company agreement of each Texas limited liability company that is a registrant hereunder (the “Texas LLC Registrants”) provides that each member and officer and employee shall be indemnified from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of such Texas LLC Registrants as set forth in their respective limited liability company agreements in which a member, officer or employee may be involved, or is threatened to be involved as a party or otherwise, regardless of whether arising from any act or omission which constituted the sole, partial or concurrent negligence (whether active or passive) of a member, officer or employee, to the fullest extent permitted by applicable law.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Texas Limited Partnerships

The limited partnership agreement of each Texas limited partnership that is a registrant hereunder (the “Texas LP Registrants”) provides that the Texas LP Registrant, its receiver, or its trustee, shall indemnify, hold harmless, and pay all judgments and claims against its general partner relating to any liability or damage incurred or suffered by its general partner by reason of any act preformed or omitted to be performed by its general partner or its agents or employees in connection with such Texas LP Registrant’s business, including reasonable attorneys’ fees incurred by its general partner in connection with the defense of any claim or action based on any such act or omission, except to the extent indemnification is prohibited by law. Such liability or damage caused by its general partner’s acts or omissions in connection with such Texas LP Registrant’s business includes but is not limited to all liabilities under federal and state securities laws and any attorneys’ fees incurred by its general partner in connection with the defense of any action based on such acts or omissions, which attorneys’ fees may be paid as incurred. Each Texas LP Registrant’s partnership agreement further provides that in the event any limited partner brings a legal action against its general partner, including a Texas LP Registrant derivative suit, the Texas LP Registrant will indemnify, hold harmless, and pay all expenses of its general partner, including but not limited to attorneys’ fees incurred in the defense of such action if the general partner is successful in such action. Each Texas LP Registrant’s partnership agreement further provides that the Texas LP Registrant will indemnify, hold harmless, and pay all expenses, costs or liabilities of its general partner who, for the benefit of such Texas LP Registrant, makes any deposit, acquires any option, makes any similar payment or assumes any obligation in connection with any property proposed to be acquired by such Texas LP and who suffers any financial loss as a result of such action. Any indemnification required to be made by a Texas LP Registrant will be made promptly following the fixing of any loss, liability or damage incurred or suffered. If, at any time, a Texas LP Registrant has insufficient funds to provide such indemnification, it will provide such indemnification if and as the Texas LP Registrant generates sufficient funds, and prior to any distribution to its partners.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits:

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

(b) Financial Statement Schedules:

None.

(c) Report, Opinion or Appraisal:

None.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(e) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 5th day of November, 2013.

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Midstream GP LLC, its general partner

By:	/s/ Michael J. Campbell
Name:	Michael J. Campbell
Title:	Senior Vice President and Chief Financial Officer

COWTOWN GAS PROCESSING PARTNERS L.P. COWTOWN PIPELINE PARTNERS L.P.

By:	CRESTWOOD GAS SERVICES OPERATING GP LLC, its general partner

By:	CRESTWOOD GAS SERVICES OPERATING LLC, its sole member

By:	CRESTWOOD MIDSTREAM PARTNERS LP, its sole member

By:	CRESTWOOD MIDSTREAM GP LLC, its general partner

CRESTWOOD GAS SERVICES OPERATING GP LLC

By:	CRESTWOOD GAS SERVICES OPERATING LLC, its sole member

By:	CRESTWOOD MIDSTREAM PARTNERS LP, its sole member

By:	CRESTWOOD MIDSTREAM GP LLC, its general partner

CRESTWOOD GAS SERVICES OPERATING LLC

CRESTWOOD NEW MEXICO PIPELINE LLC

CRESTWOOD PIPELINE LLC

CRESTWOOD SABINE PIPELINE LLC

CRESTWOOD APPALACHIA PIPELINE LLC

CRESTWOOD MARCELLUS PIPELINE LLC

CRESTWOOD OHIO MIDSTREAM
PIPELINE LLC

By:	CRESTWOOD MIDSTREAM PARTNERS LP, its sole member

By:	CRESTWOOD MIDSTREAM GP LLC, its general partner

CRESTWOOD PANHANDLE PIPELINE LLC CRESTWOOD ARKANSAS PIPELINE LLC

By:	CRESTWOOD PIPELINE LLC, its sole member

By:	CRESTWOOD MIDSTREAM PARTNERS LP, its sole member

By:	CRESTWOOD MIDSTREAM GP LLC, its general partner

SABINE TREATING, LLC

By:	CRESTWOOD SABINE PIPELINE LLC, its sole member

By:	CRESTWOOD MIDSTREAM PARTNERS LP, its sole member

By:	CRESTWOOD MIDSTREAM GP LLC, its general partner

CRESTWOOD MARCELLUS MIDSTREAM LLC

By:	CRESTWOOD MARCELLUS PIPELINE LLC, its member

By:	CRESTWOOD MARCELLUS HOLDINGS LLC, its member

E. MARCELLUS ASSET COMPANY, LLC

By:	CRESTWOOD MARCELLUS MIDSTREAM LLC, its sole member

By:	/s/ Michael J. Campbell
Michael J. Campbell
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on the 5th day of November, 2013.

Signature	Title

/s/ Robert G. Phillips Robert G. Phillips	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael J. Campbell Michael J. Campbell	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Steven M. Dougherty Steven M. Dougherty	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* John J. Sherman	Director

* Michael G. France	Director

* Alvin Bledsoe	Director

* Philip D. Gettig	Director

* David Lumpkins	Director

David Wood	Director

Warren H. Gfeller	Director

*By:	/s/ Michael J. Campbell
Michael J. Campbell Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 5th day of November, 2013.

CRESTWOOD MIDSTREAM FINANCE CORP.
INERGY STORAGE, INC.

By:	/s/ Michael J. Campbell
Name:	Michael J. Campbell
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on the 5th day of November, 2013.

Signature	Title

/s/ Robert G. Phillips Robert G. Phillips	Chief Executive Officer and Sole Director (Principal Executive Officer)

/s/ Michael J. Campbell Michael J. Campbell	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Steven M. Dougherty Steven M. Dougherty	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 5th day of November, 2013.

ARLINGTON STORAGE COMPANY, LLC

CENTRAL NEW YORK OIL AND GAS

COMPANY, L.L.C.

FINGER LAKES LPG STORAGE, LLC

INERGY GAS MARKETING, LLC

INERGY PIPELINE EAST, LLC

US SALT, LLC

INERGY CRUDE LOGISTICS, LLC

INERGY TERMINALS, LLC

INERGY DAKOTA PIPELINE, LLC

INERGY MIDSTREAM OPERATIONS, LLC

By:	/s/ Michael J. Campbell
Name:	Michael J. Campbell
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on the 5th day of November, 2013.

Signature	Title

/s/ Robert G. Phillips Robert G. Phillips	President and Chief Executive Officer and Representative (Principal Executive Officer)

/s/ Michael J. Campbell Michael J. Campbell	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Steven M. Dougherty Steven M. Dougherty	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 5, 2013, by and among Inergy Midstream, L.P., NRGM GP, LLC, Intrepid Merger Sub, LLC, Inergy, L.P., Crestwood Holdings LLC, Crestwood Midstream Partners LP and Crestwood Gas Services GP LLC (incorporated herein by reference to Exhibit 2.1 to Inergy Midstream, L.P.’s Form 8-K filed on May 9, 2013).

3.1	Certificate of Limited Partnership of Inergy Midstream, L.P. (incorporated herein by reference to Exhibit 3.4 to Inergy Midstream, L.P.’s Form S-1/A filed on November 21, 2011).

3.1.1	Amendment to the Certificate of Limited Partnership of Crestwood Midstream Partners LP (the “Partnership”) (f/k/a Inergy Midstream, L.P.) (incorporated herein by reference to Exhibit 3.2 to the Partnership’s Form 8-K filed on October 10, 2013).

3.2	First Amended and Restated Agreement of Limited Partnership of Inergy Midstream, L.P. (incorporated herein by reference to Exhibit 4.2 to Inergy Midstream, L.P.’s Form S-8 filed on December 21, 2011).

3.2.1	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Inergy Midstream, L.P. (incorporated herein by reference to Exhibit 3.1 to Inergy Midstream, L.P.’s Form 8-K filed on October 1, 2013).

3.2.2	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of the Partnership (incorporated herein by reference to Exhibit 3.1 to the Partnership’s Form 8-K filed on October 10, 2013).

3.3**	Certificate of Incorporation of NRGM Finance Corp.

3.3.1**	Certificate of Merger of Crestwood Midstream Finance Corporation with and into NRGM Finance Corp.

3.4**	Bylaws of NRGM Finance Corp.

3.5	Certificate of Formation of Arlington Storage Company, LLC (incorporated herein by reference to Exhibit 3.49 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.6	First Amended and Restated Limited Liability Company Agreement of Arlington Storage Company, LLC (incorporated herein by reference to Exhibit 3.50 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.7	Articles of Organization of Central New York Oil And Gas Company, L.L.C. (incorporated herein by reference to Exhibit 3.40 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.8	Certificate of Amendment of Articles of Organization of Central New York Oil and Gas Company, L.L.C. (incorporated herein by reference to Exhibit 3.41 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.9	Second Amended and Restated Operating Agreement of Central New York Oil and Gas Company, L.L.C. (incorporated herein by reference to Exhibit 3.42 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.10	Certificate of Formation of Finger Lakes LPG Storage, LLC (incorporated herein by reference to Exhibit 3.14 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.11	Certificate of Amendment to Certificate of Formation of Finger Lakes LPG Storage, LLC (incorporated herein by reference to Exhibit 3.15 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.12	Limited Liability Company Agreement of Finger Lakes LPG Storage, LLC (incorporated herein by reference to Exhibit 3.16 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

Exhibit Number	Description

3.13	Certificate of Organization of Inergy Gas Marketing, LLC (incorporated herein by reference to Exhibit 3.17 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.14	Certificate of Amendment to Certificate of Formation of Inergy Gas Marketing, LLC (incorporated herein by reference to Exhibit 3.18 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.15	Certificate of Amendment of Articles of Organization of Inergy Gas Marketing, LLC (incorporated herein by reference to Exhibit 3.19 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.16	Amended and Restated Limited Liability Company of Inergy Gas Marketing, LLC (incorporated herein by reference to Exhibit 3.20 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.17	Certificate of Formation of Inergy Pipeline East, LLC (incorporated herein by reference to Exhibit 3.23 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.18	Limited Liability Company Agreement of Inergy Pipeline East, LLC (incorporated herein by reference to Exhibit 3.24 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.19	Certificate of Incorporation of Inergy Storage, Inc. (incorporated herein by reference to Exhibit 3.21 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.20	Bylaws of Inergy Storage, Inc. (incorporated herein by reference to Exhibit 3.22 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.21	Certificate of Formation of US Salt, LLC (incorporated herein by reference to Exhibit 3.45 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.22	Certificate of Amendment to Certificate of Formation of US Salt, LLC (incorporated herein by reference to Exhibit 3.46 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.23	Certificate of Amendment to Certificate of Formation of US Salt, LLC (incorporated herein by reference to Exhibit 3.47 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.24	Second Amended and Restated Limited Liability Company Agreement of US Salt, LLC (incorporated herein by reference to Exhibit 3.48 to Inergy, L.P.’s Form S-4/A filed on April 22, 2011).

3.25**	Certificate of Formation of Rangeland Energy, LLC.

3.26**	Certificate of Amendment of Rangeland Energy, LLC.

3.27**	Amended and Restated Limited Liability Company Agreement of Inergy Crude Logistics, LLC (f/k/a Rangeland Energy, LLC).

3.28**	Certificate of Formation of Rangeland Pipeline, LLC.

3.29**	Certificate of Amendment of Rangeland Pipeline, LLC.

3.30**	Amended and Restated Limited Liability Company Agreement of Inergy Dakota Pipeline, LLC (f/k/a Rangeland Pipeline, LLC).

3.31**	Certificate of Formation of Rangeland Terminals, LLC.

3.32**	Certificate of Amendment of Rangeland Terminals, LLC.

3.33**	Amended and Restated Limited Liability Company Agreement of Inergy Terminals, LLC (f/k/a Rangeland Terminals, LLC).

3.34**	Certificate of Formation of Inergy Midstream Operations, LLC.

3.35**	Limited Liability Company Agreement of Inergy Midstream Operations, LLC.

Exhibit Number	Description

3.36	Certificate of Formation of NRGM GP, LLC (incorporated herein by reference to Exhibit 3.7 to Inergy Midstream, L.P.’s Form S-1/A filed on November 21, 2011).

3.37**	Certificate of Amendment of Crestwood Midstream GP LLC (f/k/a NRGM GP, LLC).

3.38	Amended and Restated Limited Liability Company Agreement of NRGM GP, LLC (incorporated by herein by reference to Exhibit 3.2 to Inergy Midstream, L.P.’s 8-K filed on December 21, 2011).

3.39**	Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of Crestwood Midstream GP LLC.

3.40**	Certificate of Formation of Crestwood Marcellus Pipeline LLC.

3.41**	Limited Liability Company Agreement of Crestwood Marcellus Pipeline LLC.

3.42**	Certificate of Formation of Quicksilver Gas Services Operating LLC.

3.43**	Certificate of Amendment to Certificate of Formation of Crestwood Gas Services Operating LLC (f/k/a Quicksilver Gas Services Operating LLC).

3.44**	Limited Liability Company Agreement of Quicksilver Gas Services Operating LLC.

3.45**	First Amendment to Limited Liability Company Agreement of Crestwood Gas Services Operating LLC.

3.46**	Certificate of Formation of Quicksilver Gas Services Operating GP LLC.

3.47**	Certificate of Amendment to Certificate of Formation of Crestwood Gas Services Operating GP LLC (f/k/a Quicksilver Gas Services Operating GP LLC).

3.48**	First Amended and Restated Limited Company Agreement of Quicksilver Gas Services Operating GP LLC.

3.49**	First Amendment to First Amended and Restated Limited Liability Company Agreement of Crestwood Gas Services Operating GP LLC.

3.50**	Certificate of Formation of Cowtown Gas Processing Partners L.P.

3.51**	Amendment to Certificate of Limited Partnership of Cowtown Gas Processing Partners L.P.

3.52**	Certificate of Amendment of Cowtown Gas Processing Partners L.P.

3.53**	Certificate of Amendment of Cowtown Gas Processing Partners L.P.

3.54**	Limited Partnership Agreement of Cowtown Gas Processing Partners L.P.

3.55**	First Amendment to the Limited Partnership Agreement of Cowtown Gas Processing Partners L.P.

3.56**	Certificate of Formation of Cowtown Pipeline Partners L.P.

3.57**	Amendment to Certificate of Limited Partnership of Cowtown Pipeline Partners L.P.

3.58**	Certificate of Amendment of Cowtown Pipeline Partners L.P.

3.59**	Certificate of Amendment to Registration of Cowtown Pipeline Partners L.P.

3.60**	Limited Partnership Agreement of Cowtown Pipeline Partners L.P.

3.61**	First Amendment to the Limited Partnership Agreement of Cowtown Pipeline Partners L.P.

3.62**	Certificate of Formation of Crestwood New Mexico Pipeline LLC.

3.63**	Limited Liability Company Agreement of Crestwood New Mexico Pipeline LLC.

3.64**	Certificate of Formation of Crestwood Pipeline LLC.

Exhibit Number	Description

3.65**	Limited Liability Company Agreement of Crestwood Pipeline LLC.

3.66**	Certificate of Formation of Crestwood Panhandle Pipeline LLC.

3.67**	Certificate of Correction of Crestwood Panhandle Pipeline LLC.

3.68**	Limited Liability Company Agreement of Crestwood Panhandle Pipeline LLC.

3.69**	Certificate of Formation of Crestwood Arkansas Pipeline LLC.

3.70**	Limited Liability Company Agreement of Crestwood Arkansas Pipeline LLC.

3.71**	Certificate of Formation of Tristate Sabine, LLC.

3.72**	Certificate of Amendment of Crestwood Sabine Pipeline LLC (f/k/a Tristate Sabine, LLC).

3.73**	Certificate of Amendment of Crestwood Sabine Pipeline LLC.

3.74**	Certificate of Correction of Crestwood Sabine Pipeline LLC.

3.75**	Second Amended and Restated Limited Liability Company Agreement of Crestwood Sabine Pipeline LLC.

3.76**	Certificate of Formation of Sabine Treating, LLC.

3.77**	First Amended and Restated Limited Liability Company Agreement of Sabine Treating, LLC.

3.78**	Certificate of Formation of Crestwood Appalachia Pipeline LLC.

3.79**	Limited Liability Company Agreement of Crestwood Appalachia Pipeline LLC.

3.80**	Certificate of Formation of Crestwood Ohio Midstream Pipeline LLC.

3.81**	Limited Liability Company Agreement of Crestwood Ohio Midstream Pipeline LLC.

3.82**	Certificate of Formation of Crestwood Marcellus Midstream LLC.

3.83**	Amended and Restated Limited Liability Company Agreement of Crestwood Marcellus Midstream LLC.

3.84**	Certificate of Formation of E. Marcellus Asset Company, LLC.

3.85**	Second Amended and Restated Limited Liability Company Agreement of E. Marcellus Asset Company, LLC.

4.1	Indenture, dated as of December 7, 2012, by and among Inergy Midstream, L.P., NRGM Finance Corp., the Guarantors party thereto and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.1 to Inergy Midstream, L.P.’s Form 8-K filed on December 13, 2012).

4.2	Form of 6.0% Senior Notes due 2020 (incorporated by reference to Exhibit 4.2 to Inergy Midstream, L.P.‘s Form 8-K filed on December 13, 2012).

4.3	Registration Rights Agreement, dated as of December 7, 2012, by and among Inergy Midstream, L.P., NRGM Finance Corp., the Guarantors named therein and the Initial Purchasers named therein (incorporated herein by reference to Exhibit 4.3 to Inergy Midstream, L.P.’s Form 8-K filed on December 13, 2012).

4.4	First Supplemental Indenture dated as of January 18, 2013, by and among Inergy Midstream, L.P., NRGM Finance Corp., the Guarantors party thereto and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.4 to Inergy Midstream, L.P.’s Form 10-Q filed on February 6, 2013).

4.5**	Second Supplemental Indenture dated as of May 22, 2013, by and among Inergy Midstream, L.P., NRGM Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

Exhibit Number	Description

4.6**	Third Supplemental Indenture, dated as of October 7, 2013, among the Partnership, Crestwood Midstream Finance Corp. (f/k/a NRGM Finance Corp.), the Guarantors named therein and U.S. Bank National Association, as trustee.

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

10.1	Omnibus Agreement, dated December 21, 2011, by and among Inergy GP, LLC, Inergy, L.P., NRGM GP, LLC and Inergy Midstream, L.P. (incorporated herein by reference to Exhibit 10.2 to Inergy Midstream, L.P.’s Form 8-K filed on December 21, 2011).

10.2	Inergy Midstream, L.P. Long-Term Incentive Plan, adopted as of December 21, 2011 (incorporated herein by reference to Exhibit 4.3 to Inergy Midstream, L.P.’s Form S-8 filed on December 21, 2011).

10.3	Inergy Midstream, L.P. Long-Term Incentive Plan Restricted Unit Award Agreement (incorporated herein by reference to Exhibit 4.4 to Inergy Midstream, L.P.’s Form S-8 filed on December 21, 2011).

10.4	Inergy Midstream, L.P. Employee Unit Purchase Plan, adopted as of December 21, 2011 (incorporated herein by reference to Exhibit 4.5 to Inergy Midstream, L.P.’s Form S-8 filed on December 21, 2011).

10.5	Tax Sharing Agreement, dated December 21, 2011, by and among Inergy, L.P. and Inergy Midstream, L.P. (incorporated herein by reference to Exhibit 10.6 to Inergy Midstream, L.P.’s Form 8-K filed on December 21, 2011).

10.6	Common Unit Purchase Agreement, dated as of November 3, 2012, between Inergy Midstream, L.P. and the Purchasers named therein (incorporated herein by reference to Exhibit 10.1 to Inergy Midstream, L.P.’s Form 8-K filed on November 5, 2012).

10.7	Registration Rights Agreement, dated as of December 7, 2012, by and among Inergy Midstream, L.P. and the Purchasers named therein (incorporated herein by reference to Exhibit 10.1 to Inergy Midstream, L.P.’s Form 8-K filed on December 13, 2012).

10.8	Voting Agreement, dated as of May 5, 2013, by and among Inergy Midstream, L.P., NRGM GP, LLC, Intrepid Merger Sub, LLC, Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC and Crestwood Midstream Partners LP (incorporated herein by reference to Exhibit 10.1 to Inergy Midstream, L.P.’s Form 8-K filed on May 9, 2013).

10.9	Option Agreement, dated as of May 5, 2013, by and among Inergy, L.P., Inergy Midstream, L.P., NRGM GP, LLC, Intrepid Merger Sub, LLC, Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC and Crestwood Holdings LLC (incorporated herein by reference to Exhibit 10.2 to Inergy Midstream, L.P.’s Form 8-K filed on May 9, 2013).

10.10	Credit Agreement, dated October 7, 2013, by and among the Partnership, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (incorporated herein by reference to Exhibit 4.1 to the Partnership’s Form 8-K filed on October 10, 2013).

10.11	Assignment and Conveyance, effective April 30, 2007, between Cowtown Pipeline Partners L.P. and Cowtown Pipeline L.P. (incorporated herein by reference to Exhibit 10.13 to Form S-1/A of Crestwood Midstream Partners LP, File No. 333-140599, filed on July 30, 2007).

10.12	Form of Assignment between Cowtown Pipeline Partners L.P. and Cowtown Pipeline L.P. (incorporated herein by reference to Exhibit 10.14(a) to Form S-1/A of Crestwood Midstream Partners LP, File No. 333-140599, filed on July 30, 2007).

10.13	Schedule of Assignments, effective April 30, 2007, between Cowtown Pipeline Partners L.P. and Cowtown Pipeline L.P. (incorporated herein by reference to Exhibit 10.14(b) to Form S-1/A of Crestwood Midstream Partners LP, File No. 333-140599, filed on July 30, 2007).

Exhibit Number	Description

10.14	Subordinated Promissory Note, dated August 10, 2007, made by Quicksilver Gas Services LP payable to the order of Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 10.2 to Form 8-K of Crestwood Midstream Partners LP filed on August 16, 2007).

10.15	Omnibus Agreement, dated August 10, 2007, among Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC and Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 10.4 to Form 8-K of Crestwood Midstream Partners LP filed on August 16, 2007).

10.16	Omnibus Agreement, dated October 8, 2010, by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC and Crestwood Holdings Partners, LLC (incorporated herein by reference to Exhibit 3.1 to Form 8-K of Crestwood Midstream Partners LP filed on October 13, 2010).

10.17	Extension Agreement, dated December 3, 2008, between Quicksilver Gas Services LP and Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 10.8 to Form 10-K of Crestwood Midstream Partners LP for the year ended December 31, 2009 filed on March 15, 2010).

10.18	Option, Right of First Refusal, and Waiver in Amendment to Omnibus Agreement and Gas Gathering and Processing Agreement, dated June 9, 2009, among Quicksilver Resources Inc., Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC, Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P. (incorporated herein by reference to Exhibit 10.1 to Form 8-K of Crestwood Midstream Partners LP filed on June 11, 2009).

10.19	Waiver, dated November 19, 2009, by Quicksilver Gas Services GP LLC (incorporated herein by reference to Exhibit 10.1 to Form 8-K of Crestwood Midstream Partners LP filed on November 23, 2009).

10.20	Waiver, dated November 19, 2009, by Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 10.2 to Form 8-K of Crestwood Midstream Partners LP filed on November 23, 2009).

10.21	Contribution, Conveyance and Assumption Agreement, dated August 10, 2007, by and among Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC, Cowtown Gas Processing L.P., Cowtown Pipeline L.P., Quicksilver Gas Services Holdings LLC, Quicksilver Gas Services Operating GP LLC, Quicksilver Gas Services Operating LLC and the private investors named therein (incorporated herein by reference to Exhibit 10.3 to Form 8-K of Crestwood Midstream Partners LP filed on August 16, 2007).

10.22	Sixth Amended and Restated Gas Gathering and Processing Agreement, dated September 1, 2008, among Quicksilver Resources Inc., Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P. (incorporated herein by reference to Exhibit 10.1 to Form 10-Q of Crestwood Midstream Partners LP for the quarter ended September 30, 2008 filed on November 6, 2008).

10.23	Second Amendment to the Sixth Amended and Restated Gas Gathering and Processing Agreement, dated as of October 1, 2010, by and among Quicksilver Resources Inc., Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P. (incorporated herein by reference to Exhibit 10.16 to Form 10-K of Crestwood Midstream Partners LP for the year ended December 31, 2010 filed on February 25, 2011).

10.24	Gas Gathering Agreement, effective December 1, 2009, between Cowtown Pipeline L.P. and Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 10.1 to Form 8-K of Crestwood Midstream Partners LP filed on January 8, 2010).

10.25	Amendment to Gas Gathering Agreement, dated as of October 1, 2010, by and between Quicksilver Resources Inc. and Cowtown Pipeline Partners L.P. (incorporated herein by reference to Exhibit 10.18 to Form 10-K of Crestwood Midstream Partners LP for the year ended December 31, 2010 filed on February 25, 2011).

Exhibit Number	Description

10.26	Addendum and Amendment to Gas Gathering and Processing Agreement Mash Unit Lateral, effective as of January 1, 2009, by and among Quicksilver Resources Inc., Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P. (incorporated herein by reference to Exhibit 10.15 to Form 10-K of Crestwood Midstream Partners LP for the year ended December 31, 2009 filed on March 15, 2010).

10.27	Joint Operating Agreement, dated October 1, 2010, but effective as of July 1, 2010, between Quicksilver Resources Inc., Quicksilver Gas Services LP and Quicksilver Gas Services GP LLC (incorporated herein by reference to Exhibit 10.20 to Form 10-K of Crestwood Midstream Partners LP for the year ended December 31, 2010 filed on February 25, 2011).

10.28+	Letter Agreement, dated December 29, 2011, between Crestwood Holdings Partners, LLC and Robert T. Halpin (incorporated herein by reference to Exhibit 10.19 to Form 10-K of Crestwood Midstream Partners LP filed on February 28, 2013).

10.29+	Letter Agreement, dated July 30, 2012, between Crestwood Holdings Partners, LLC and J. Heath Deneke (incorporated herein by reference to Exhibit 10.20 to Form 10-K of Crestwood Midstream Partners LP filed on February 28, 2013).

10.30+	Separation Agreement and Release, dated February 5, 2013, by and among Crestwood Midstream Partners, LP, Crestwood Gas Services GP LLC and Crestwood Holdings Partners, LLC and William G. Manias (incorporated herein by reference herein to Exhibit 10.1 to Form 8-K of Crestwood Midstream Partners LP filed on February 8, 2013).

10.31	Guarantee, dated as of February 24, 2012, by Crestwood Holdings LLC and Crestwood Midstream Partners LP, in favor of Antero Resources Appalachian Corporation (incorporated herein by reference to Exhibit 10.1 to Form 8-K of Crestwood Midstream Partners LP filed on February 28, 2012).

10.32	Gas Gathering and Compression Agreement, dated as of January 1, 2012, by and between Antero Resources Appalachian Corporation and Crestwood Marcellus Midstream LLC (incorporated herein by reference to Exhibit 10.23 to Form 10-K of Crestwood Midstream Partners LP filed on February 28, 2013).

10.33+	Fourth Amended and Restated Crestwood Midstream Partners LP 2007 Equity Plan, dated May 11, 2012 (incorporated herein by reference to Exhibit 10.1 to Form 8-K of Crestwood Midstream Partners LP filed on May 15, 2012).

10.34+	Form of Phantom Unit Award Agreement for Directors (3-year) (incorporated herein by reference to Exhibit 10.24 to Form 10-K of Crestwood Midstream Partners LP for the year ended December 31, 2010 filed on February 25, 2011).

10.35+	Form of Phantom Unit Award Agreement for Directors (1-year) (incorporated herein by reference to Exhibit 10.25 to Form 10-K of Crestwood Midstream Partners LP for the year ended December 31, 2010 filed on February 25, 2011).

10.36+	Form of Phantom Unit Award Agreement for Non-Directors (Cash) (incorporated herein by reference to Exhibit 10.26 to 10-K of Crestwood Midstream Partners LP for the year ended December 31, 2010 filed on February 25, 2011).

10.37+	Form of Phantom Unit Award Agreement for Non-Directors (Units) (incorporated herein by reference to Exhibit 10.27 to Form 10-K of Crestwood Midstream Partners LP for the year ended December 31, 2010 filed on February 25, 2011).

10.38+	Form of Phantom Unit Award Agreement for Non-Directors (Restricted Units) (incorporated herein by reference to Exhibit 10.28 to Form 10-K of Crestwood Midstream Partners LP for the year ended December 31, 2011 filed on March 1, 2012).

Exhibit Number	Description

10.39+	Form of Indemnification Agreement by and between Crestwood Midstream Partners LP and its officers and directors (incorporated herein by reference to Exhibit 10.28 to Form 10-K of Crestwood Midstream Partners LP for the year ended December 31, 2010 filed on February 25, 2011).

10.40	Payment Agreement dated as of May 5, 2013, by and between Crestwood Midstream Partners LP and Crestwood Holdings LLC (incorporated herein by reference to Exhibit 10.2 to Form 8-K of Crestwood Midstream Partners LP filed May 9, 2013).

10.41+	Letter Agreement dated May 3, 2013, between Crestwood Holdings Partners, LLC and Steven M. Dougherty (incorporated herein by reference to Exhibit 10.2 to Form 10-Q of Crestwood Midstream Partners LP for the quarter ended March 31, 2013).

10.42	Purchase and Sale Agreement, dated June 21, 2013 by and between RKI Exploration & Production, LLC, Crestwood Niobrara LLC and Crestwood Midstream Partners LP (incorporated herein by reference to Exhibit 10.1 to Form 8-K of Crestwood Midstream Partners LP filed June 24, 2013).

10.43	Amended and Restated Limited Liability Company Agreement of Crestwood Niobrara LLC, dated July 19, 2013 (incorporated herein by reference to Exhibit 10.2 to Form 8-K of Crestwood Midstream Partners LP filed on June 22, 2013).

10.44	Registration Rights Agreement by and between Crestwood Midstream Partners LP and Aircraft Services Corporation, dated July 19, 2013 (incorporated herein by reference to Exhibit 10.2 to Form 8-K of Crestwood Midstream Partners LP filed on June 22, 2013).

10.45	Purchase and Sale Agreement, dated June 21, 2013 by and between RKI Exploration & Production, LLC, Crestwood Niobrara LLC and Crestwood Midstream Partners LP (incorporated herein by reference to Exhibit 10.1 to Form 8-K of Crestwood Midstream Partners LP filed on June 24, 2013).

12.1**	Computation of ratio of earnings to fixed charges of Inergy Midstream, L.P.

12.2	Computation of ratio of earnings to fixed charges of Crestwood Midstream Partners LP (incorporated herein by reference to Exhibit 12.1 to Form 10-Q of Crestwood Midstream Partners LP filed on August 8, 2013).

21.1**	List of subsidiaries of the Partnership.

23.1**	Consent of Ernst & Young LLP.

23.2**	Consent of Weaver & Tidwell, L.L.P.

23.3**	Consent of Deloitte & Touche LLP.

23.4*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1**	Power of Attorney (included in the signature pages to this registration statement).

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

99.1**	Form of Letter of Transmittal (included as Annex A to the prospectus).

*	Filed herewith.
**	Previously filed.
+	Management contract or compensatory plan or arrangement.